Exhibit 10.11

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into as of June 1,2002 (the "Effective Date") between Gregory E. Raskin ("Employee") and Winncom Technologies Corp., a Maryland corporation (the "Company"). For purposes of this Agreement, each of Employee and the Company is individually referred to as a "Party", and Employee and the Company are referred to collectively as the "Parties".

                                     Recital
                                     -------

     The Company desires to retain the services of Employee and Employee has offered to provide services to the Company pursuant to the terms of this Agreement.

                                    Agreement
                                    ---------

     In consideration of the premises and of the mutual covenants included in this Agreement, the Parties agree as follows:

     1. Services. The Company retains Employee, and Employee shall perform services for the Company as set forth in this Agreement on behalf of the Company for the period and under the terms and conditions set forth in this Agreement.

     2. Term. This Agreement shall be for a two and one half year period commencing on the Effective Date, subject, however, to review and termination as provided herein.

     3. Duties. Employee shall perform the following services for the Company:

          3.1 Employee shall serve as President and Chief Executive Officer of the Company, or in such other position as determined by the Company's Board Of Directors (the "Board"), subject to the direction of the Board, and in that capacity shall work with the Company to pursue the Company's plans as directed by the Board. "). In the event the Board directs Employee to act in a different capacity other than as the Chief Executive Officer will effect a non-cause termination of this Agreement and Employee shall be entitled to receive severance equal to the balance due Employee per the terms of this Agreement.

          3.2 During the term of this Agreement, Employee shall devote all of Employee's business time to the performance of Employee's duties under this Agreement. Without limiting the foregoing, Employee shall perform services on behalf of the Company for at least 40 hours per week and Employee shall be available at the request of the Company at other times, including weekends and holidays, to meet the needs and requests of the Company's customers. Other than through a change in control, acquisition, consolidation, reorganization or merger, in the event the Board directs Employee to act in a capacity different than as the Chief Executive Officer of the Company the employee will have thirty days from the effective date of such directed new capacity to effect a non-cause termination of this Agreement. If Employee elects to effect a non-cause termination of this Agreement pursuant to the terms hereof, Employee shall be entitled to receive severance equal to the balance due Employee per the terms of this Agreement payable on a biweekly basis over the remaining term of this Agreement.

          3.3 During the term of this Agreement, Employee will not engage in any other activities or undertake any other commitments that conflict with or take priority over Employee's responsibilities and obligations to the Company and the Company's customers, including without limitation those responsibilities and obligations incurred pursuant to this Agreement.

          3.4 As an officer of the Company, Employee shall have the right to review all intercompany charges.

     4. Compensation. The Company shall pay Employee for the performance of services pursuant to this Agreement as follows:

          4.1 Commencing as of the Effective Date and continuing until December 31, 2004, the Company shall pay Employee for the performance of services pursuant to this Agreement a salary at an annual rate of $300,000 (the "Base Salary").

          4.2 The Company shall pay the Employee a bonus for the period from January 1, 2002 through December 31, 2002 and for the periods January 1, 2003 through December 31, 2003, and January 1, 2004 through December 31, 2004 (the "Bonus") if the Employee meets the criteria set forth in Exhibit A attached hereto for the respective periods. The amount of the Bonus shall be as set forth in Exhibit A for each set of criteria set forth in Exhibit
     A. The Bonus paid under this Section 4.2 shall not be payable until the completion of the annual audit by the Company's designated auditors but shall be payable within 60 days after the completion of the audit of Antennas America, Inc. (the "Parent"), for the respective fiscal years pursuant to this Agreement

          4.3 Any payments that the Company is required to make to the Employee pursuant to this Agreement shall be reduced by (i) such amounts as are required to be withheld with respect to those amounts under and for the purposes of any of the applicable tax and other laws or regulations, and
     (ii) such amounts as Employee may owe to the Company at any time and from time to time.

     5. Reimbursement Of Expenses. Employee shall be reimbursed for reasonable expenses incurred on behalf of the Company in the performance of Employee's duties and services pursuant to this Agreement. Employee shall provide the Company with a written invoice containing a detailed description of expenses incurred not later than the 30th day following the calendar month in which the expenses were incurred on behalf of the Company. The Company shall pay this invoice within 30 days of its receipt.

     6. Additional Benefits:

          6.1. Employee shall be entitled to take reasonable amounts of paid time off for vacation and other personal reasons.

          6.2. Employee and his family, if any, shall be entitled to receive such benefits under medical insurance plans, life and disability insurance and otherwise, as are offered to all other officers of Company including an Executive Physical performed by an independent medical doctor selected by Employee.

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


     7. Termination.

          7.1 Employee may terminate this Agreement at any time without further liability or obligation hereunder if the Company has breached a material provision of this Agreement or the Company has otherwise materially breached any other obligation to Employee, such termination to be effected by Employee's giving the Company written notice of termination, including a description of the specific breach or breaches that are the basis for that termination, at least 30 days prior to the date for termination and the Company's failure to cure the breach prior to the date set for termination in that notice.

          7.2 At the option of the Company, this Agreement may be terminated for cause, with such termination to be effected by the Company's giving Employee written notice of termination, including the specific "cause" or "causes" upon which the Company is basing its notice of termination and steps necessary to cure the breach. Notice shall be given at least 30 days prior to the date for termination except for (iii)(A) and (B) defined below. The term "for cause" shall include termination of employment as a result of any of the following: (i) a breach by Employee of a material provision of this Agreement; or (ii) a breach by Employee of any other material obligation of Employee to the Company; or (iii) as a result of a determination by the Board, acting reasonably, that the Employee has (A) committed a criminal act or an act constituting moral turpitude, or (B) committed any fraudulent act, or (C) breached the Employee's fiduciary duty to the Company. With respect to any breach for which a termination notice is given, except for a breach pursuant to Section 6.2 (iii)(A) or 6.2(iii)(B), to the extent the Company believes the breach can be cured in a manner that the Company believes it would be in the Company's interest for the Employee to remain employed pursuant to this Agreement, the Company's notice of termination shall state the manner in which it believes the Employee should cure the breach.

          7.3 The Company may terminate this Agreement for any reason by giving 30 days' written notice of termination at any time after this Agreement has been in effect for at least six months, which notice shall include a commitment to pay Employee's compensation in accordance with terms of this Agreement that would be payable during the remaining term of this Agreement at the times provided for in this Agreement It is further understood that in the event the Agreement is terminated per this Section 7.3. that any other outstanding amounts owing to Employee by Company as of the date of termination shall be paid in full to Employee no later than 60 days from the date of termination.

          7.4 In the event Employee's employment terminates, for any reason, Employee agrees to return to the Company all Company documents (and all copies thereof), any other Company property in Employee's possession or control, and any materials of any kind that contain or embody any proprietary or confidential material of the Company. In addition, all unaccrued salary obligations of the Company to Employee shall cease as of the date of termination except as otherwise expressed herein.

     8. Representations And Warranties.

          8.1. The Company represents and warrants to Employee as follows: (i) the Company has been duly formed as a corporation under the laws of the State of Maryland; and (ii) the execution of this Agreement has been duly authorized by the Company and does not require the consent of or notice to any party not previously obtained or given.

          8.2. Employee represents and warrants to the Company that the execution of this Agreement and the performance of Employee's obligations hereunder do not require the consent of or notice to any party not

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


     previously obtained or given, and there is nothing that prohibits or restricts the execution by Employee of this Agreement or his performance of the obligations hereunder.

     9. Covenants. Each of Employee and the Company covenants to diligently and skillfully do and perform the acts and duties required herein.

     10. Miscellaneous.

          10.1.Entire Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between the Parties with respect to the subject matter of this Agreement.

          10.2. Notice. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 9.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. When sent by telecopier, Notice shall be supplemented by overnight courier; provided that failure to send by overnight courier shall not cause a Notice by telecopier to be considered invalid. Each such Notice shall be addressed to the Party to be notified as shown below:

                  The Company:        Winncom Technologies Corp.
                                      c/o Randall P. Marx
                                      4860 Robb Street, Suite 101
                                      Wheat Ridge, Colorado 80033-2163
                                      Facsimile No. (303) 424-5085

                  Employee:           Gregory E. Raskin
                                      6223 Penfield Lane
                                      Solon, Ohio  44139
                                      Facsimile No. (440) 498-1365

          Either Party may change its address for purposes of this Section 10.2 by giving the other Party written notice of the new address in the manner set forth above.

          10.3.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or becomes prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

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


          10.4 Non-Assignability. It is understood that this Agreement has been entered into personally by the Parties. Neither Party shall have the right to assign, transfer, commute, encumber or dispose of any duties, rights or payments due hereunder, which duties, rights and payments with respect hereto, are expressly declared to be non-assignable and non-transferable, being based upon the personal services of Employee, and any attempted assignment or transfer shall be null and void and without binding effect on either Party; provided, however, that the Company may assign this Agreement to any affiliate or to any entity into which it merges or with which it becomes consolidated.

          10.5.Non-Waiver. The waiver of either Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

          10.6.Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

          10.7.Headings. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     IN WITNESS WHEREOF, this Agreement is executed on the dates set forth below to be effective as of the Effective Date.

EMPLOYEE:

Date:  August 1, 2002

/X/ Gregory E. Raskin
-------------------------------
Gregory E. Raskin, individually

WINNCOM TECHNOLOGIES CORP.

Date: August 1, 2002

By: /X/  Randall P. Marx
------------------------
Chief Executive Officer


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

                                    Exhibit A
                                    ---------

                                 Bonus Criteria
                                 --------------


--------------------------------------------------------------------------
January 1, 2002 - December 31, 2002

--------------------------------------------------------------------------
Revenues                       Earnings (EBIDTA)                    Bonus
--------------------------------------------------------------------------
$20.0 million and higher       $900,000 and higher                 $90,000
--------------------------------------------------------------------------
$20.0 million and higher       $700,000 and higher                 $70,000
--------------------------------------------------------------------------
$20.0 million and higher       $500,000 and higher                 $60,000
--------------------------------------------------------------------------
$19.0 million and higher       $250,000 and higher                 $50,000
--------------------------------------------------------------------------



--------------------------------------------------------------------------
January 1, 2003 - December 31, 2003

--------------------------------------------------------------------------
Revenues                       Earnings (EBIDTA)                    Bonus
--------------------------------------------------------------------------
$25.0 million and higher       $2.5 million and higher            $250,000
--------------------------------------------------------------------------
$25.0 million and higher       $1 million and higher              $100,000
--------------------------------------------------------------------------
$25.0 million and higher       $500,000 and higher                 $50,000
--------------------------------------------------------------------------
$23.0 million and higher       $250,000 and higher                 $25,000
--------------------------------------------------------------------------




--------------------------------------------------------------------------
January 1, 2004 - December 31, 2004

--------------------------------------------------------------------------
Revenues                       Earnings (EBIDTA)                    Bonus
--------------------------------------------------------------------------
$30.0 million and higher       $3.0 million and higher            $300,000
--------------------------------------------------------------------------
$30.0 million and higher       $2.0 million and higher            $200,000
--------------------------------------------------------------------------
$30.0 million and higher       $1.0 million and higher            $100,000
--------------------------------------------------------------------------
$30.0 million and higher       $500,000 and higher                 $50,000
--------------------------------------------------------------------------

Note: EBIDTA is calculated before expensing the Bonus provided for in this Agreement.


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